Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Milestone Scientific Inc. on Form S-3 (No. 333-209466 and No. 333-231178), and Form S-8 File (No. 333-134245,  No. 333-40413, No.333-252100, and No. 333-257895) of Milestone Scientific Inc. of our report dated March 31, 2022, relating to our audit of the consolidated financial statements of Milestone Scientific Inc. as of December 31, 2021, which appear in this Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey

March 31, 2022